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Consent of Independent Registered Public Accounting Firm

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The board and shareholders
RiverSource International Managers Series, Inc.
         RiverSource International Aggressive Growth Fund
         RiverSource International Equity Fund
         RiverSource International Select Value Fund
         RiverSource International Small Cap Fund

We consent to the use of our reports and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement incorporated herein by reference.

/s/ KPMG LLP
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    KPMG LLP

Minneapolis, Minnesota
November 14, 2006